                                  CALTON, INC.

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

     Section 1. The registered office shall be at 43 W. Front Street, Suite 15, Red Bank, County of Monmouth, State of New Jersey. The registered agent of the Corporation at such office is Mary H. Magee.

     Section 2. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of the shareholders for the election of directors and for any other purpose may be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of shareholders shall be held on a regular business day of the month of March or April at the offices of the Corporation or at such other date, time and place of which shall be established by the Board of Directors, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Notice of the annual meeting shall be given by mailing, no more than sixty (60) days nor less than ten (10) days prior thereto, a written notice stating the time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his address as the same appears upon the records of the Corporation.

     Section 4. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class, series, or group of shareholders maintained by the Corporation, showing the address of, and the number of shares held by, each shareholder. Such list shall be produced at the time and place of the meeting; be subject to the inspection of any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any such meetings.

     Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the president, and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written or telegraphic notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty (60) nor less than ten
(10) days before the date fixed for the meeting.

     Section 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjourned meeting is for more than thirty (30) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Each shareholder shall, at every meeting of the shareholders, be entitled to that number of votes in person or by proxy as provided in the certificate of incorporation for each share of capital stock having voting power held by such shareholder.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing. No proxy shall be valid for more than 11 months, unless a longer time is expressly provided therein. Unless it is irrevocable as provided below in this Article II, Section 10, a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or votes the shares subsequent to the proxy by written ballot.

     A proxy which states that it is irrevocable is irrevocable if coupled with an interest either in the stock itself or in the Corporation and, in particular and without limitation, if it is held by any of the following or a nominee of any of the following: (a) a pledgee; (b) a person who has purchased or agreed to purchase the shares; (c) a creditor of the Corporation who has extended credit or has agreed to continue to extend credit to the Corporation if the proxy is given in consideration of the extension or continuation; (d) a person who has agreed to perform services as an employee of the Corporation if the proxy is given in consideration of the agreement; or (e) a person designated pursuant to the terms of an agreement as to voting between two or more shareholders. An irrevocable proxy becomes revocable when the interest which supports the proxy has terminated. Unless noted conspicuously on the share certificate, an otherwise irrevocable proxy may be revoked by a person who becomes the holder of the shares without actual knowledge of the restriction.

     A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the Corporation.

     Section 11. Whenever the vote of shareholder at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advanced notification required by N.J.S.A. 14A:5-6(2)(b).

     Subject to the provisions of N.J.S.A. 14A:5-6(2), whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

     Section 12. At each meeting of shareholders, the Chairman of the Company's Board of Directors or in his or her absence the President of the Company or in his or her absence any Vice President of the Company or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his own motion, summarily adjourn any meeting for any period he deems necessary if he rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 13. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 days prior to the meeting anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 13 of Article II and any other applicable requirements, PROVIDED, HOWEVER, that nothing in this Section 13 of Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13 of Article II and any other applicable requirements and if he should so determine, which determination shall be conclusive, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. The number of directors which shall constitute the whole Board shall be the number, not less than three nor more than fifteen, fixed from time to time by a majority vote of the whole Board of Directors; provided, no decrease in the number of directors shall shorten the term of any incumbent director. Each director shall serve for the term of the class for which elected or until such time as a successor shall have been duly elected and shall have qualified. Directors need not be shareholders.

     Section 2. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the signed consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee or shareholder proposing a nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to properly complete any proxy or information statements used for the solicitation of proxies in connection with the meeting at which directors are to be elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3. Whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, it shall be filled by a majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of shareholders. At such annual meeting, such director or a successor to such director shall be elected and qualified in the class to which such director is assigned to hold office for the term or remainder of the term of such class. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 4. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 5. The removal of one or more directors for cause or without cause shall be governed by N.J.S.A. 14A:6-6 or any successor provisions thereto.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 6. The Board of Directors of the Corporation may hold meetings, both regular or special, either within or without the State of New Jersey.

     Section 7. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a chairman of the Board and president for the ensuing year and until their successors are elected and qualify in their stead, elect other officers of the Corporation, and shall transact such other business as may come before the meeting.

     Section 8. Regular meetings of the Board of Directors may be held without notice at such time and to such place as shall from time to time be determined by the Board.

     Section 9. Special meetings of the Board may be called by the chairman of the Board or president or secretary on three (3) days notice to each director, either personally or by mail, including electronic mail, or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any two directors.

     Section 10. At all meetings of the Board, a majority of the directors in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                            COMPENSATION OF DIRECTORS

     Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             COMMITTEES OF DIRECTORS

     Section 13. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; PROVIDED, HOWEVER, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 14. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Notices to shareholders shall be in writing and delivered personally or mailed to the shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given if given by telegram. Notices to directors shall be in writing and delivered personally or mailed, including electronic mail, at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given if by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a president, one or more vice-presidents, a secretary, a treasurer and such assistant secretaries and assistant treasurers as the Board of Directors shall from time to time determine. The Board of Directors may also designate one or more vice-presidents to be executive vice-presidents and/or senior vice-presidents. Two or more offices may be held by the same person except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

     Section 2. The Board of Directors may appoint each other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate such duty to an officer or officers of the Corporation.

     Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed.

                            THE CHAIRMAN OF THE BOARD

     Section 5. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall be the chief executive officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

                                  THE PRESIDENT

     Section 6. The President shall be the chief operating officer of the Corporation, and shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if he or she is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

     Section 7. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to the officers of the Corporation or to some other officer or agent of the Corporation.

                               THE VICE-PRESIDENT

     Section 8. The vice-president, or if there shall be more than one, the vice-presidents, shall, in the absence or disability of the president and the Chairman of the Board and the executive vice-president and/or senior vice-president, if any, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors or the president may from time to time prescribe. The Board of Directors may determine the order in which the vice-presidents shall so act in place of the president, and may designate a vice-president to perform all of the duties of the president in the case of the absence or disability of the president. The exercise of any power or the performance of any duty of the president by the vice-president so designated shall be conclusive evidence of the disability of the president and the Chairman of the Board and the executive vice-president and/or senior vice-president.

                      THE SECRETARY AND ASSISTANT SECRETARY

     Section 9. The Secretary or an assistant secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and be, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

     Section 11. The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     Section 13. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belong to the Corporation.

     Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 1. The Corporation shall indemnify a corporate agent against his expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the Corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs (a) and (b) herein.

     Section 2. The Corporation shall indemnify a corporate agent against his liabilities and expenses, actually or reasonably incurred by him in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

     Section 3. The Corporation shall indemnify a corporate agent against expenses (including attorneys fees) to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein.

     Section 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding or (b) if such a quorum is not obtainable, or, event if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors or (c) by the shareholders.

     Section 5. Expenses incurred by a corporate agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this Article.

     Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a corporate agent may be entitled under the certificate of incorporation, a bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Corporation or its Shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

     Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

                                   ARTICLE VII

                              CERTIFICATE OF STOCK

     Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board or president or executive vice-president, a senior vice-president or a vice-president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2. Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate, including the signatures of the officers of the Corporation, may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 3. Any person claiming a certificate or certificates of stock of the Corporation to be lost, stolen or destroyed shall provide notice of that fact to the secretary or an assistant secretary of the Corporation. Any two (2) officers of the Corporation, other than an assistant secretary or an assistant treasurer, may direct a new certificate or certificates to be issued in place of and of the same tenor and for the same number of shares as the certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, such officers may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond or indemnity in form and amount and with one or more sureties satisfactory to such officers as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed. The Board of Directors may at any time authorize the issuance of a new certificate or certificates to replace a certificate or certificates alleged to be lost, stolen or destroyed upon such other lawful terms and conditions as the Board of Directors shall prescribe.

                                TRANSFER OF STOCK

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and not more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

     Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

                                  ARTICLE VIII

                              LOANS AND GUARANTEES

     Section 1. The Corporation may make loans to, may guarantee the indebtedness of, and may otherwise provide financial assistance to any director, officer or employee of the Corporation, provided that the Board determines, in its judgment, that the action may reasonably be expected to benefit the Corporation. Loans, guarantees, and other financial assistance made pursuant to this Section shall contain all terms and conditions that the Board of Directors deems appropriate at the time the loans, guarantees, or assistance are made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

     Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. The officers of the Corporation and such other persons as may be designated by the Board of Directors, shall severally have full power and authority to receive and give receipt for all monies due and payable to this Corporation from any source whatever, and to endorse for deposit warrants and checks in its name, and on its behalf, and to give full discharge for the same.

                                   FISCAL YEAR

     Section 6. The fiscal year of the Corporation shall begin on the first day of December of each year.

                                      SEAL

     Section 7. The corporate seal shall have inscribed thereon the following: "CALTON, INC., 1981, Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X

                                   DEFINITIONS

     All terms used in these By-laws shall have the meaning defined in the New Jersey Business Corporation Act, which are incorporated herein by reference, unless otherwise defined in these By-laws.

                                   ARTICLE XI

                                   AMENDMENTS

     Section 1. These By-Laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors. These By-Laws may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any regular meeting or at any special meeting if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.


AS AMENDED THROUGH SEPTEMBER 1, 2002